                                                                  Exhibit 11 (a)

                EMONS TRANSPORTATION GROUP, INC. AND SUBSIDIARIES
                         EARNINGS PER SHARE CALCULATION

                                                                                  Three Months                  Nine Months
                                                                             ----------------------         --------------------
                                                                                             Fully                        Fully
                                                                             Primary        Diluted         Primary      Diluted
                                                                                EPS            EPS            EPS          EPS
                                                                             -------        -------         -------     --------
Period Ended March 31, 1997
---------------------------
   A.  Average number of common shares outstanding                            5,772,254      5,772,254     5,742,482    5,742,482
   B.  Average number of common share equivalents assuming
          conversion of options (calculated using the treasury method)          571,854        542,454       537,569      572,646
                                                                             ----------     ----------     ---------    ---------
   C.  Subtotal                                                               6,344,108      6,314,708     6,280,051    6,315,128
   D.  Average number of common share equivalents assuming
          conversion of convertible preferred stock                           1,487,608      1,487,608     1,503,047    1,503,047
                                                                             ----------     ----------     ---------    ---------
   E.  Total average common share and common share equivalents                7,831,716      7,802,316     7,783,098    7,818,175
   F.  Net income                                                           $   102,383    $   102,383    $  481,899   $  481,899
   G.  Preferred dividend requirements                                           57,851         57,851       175,355      175,355
                                                                             ----------     ----------     ---------    ---------
   H.  Earnings applicable to common stock                                       44,532         44,532       306,544      306,544
   I.  Earnings per share - no conversion of preferred stock (H/C)          $      0.01    $      0.01(1) $     0.05   $     0.05(1)
   J.  Earnings per share - assuming conversion of preferred stock (F/E)           0.01(1)        0.01(1)       0.06(1)      0.06(1)

Period Ended March 31, 1996
---------------------------
   A.  Average number of common shares outstanding                            5,711,689      5,711,689     5,690,045    5,690,045
   B.  Average number of common share equivalents assuming
          conversion of options (calculated using the treasury method)          406,359        406,359       429,172      438,919
                                                                             ----------     ----------     ---------    ---------
   C.  Subtotal                                                               6,118,048      6,118,048     6,119,217    6,128,964
   D.  Average number of common share equivalents assuming
          conversion of convertible preferred stock                           1,512,207      1,512,207     1,533,851    1,533,851
                                                                             ----------     ----------     ---------    ---------
   E.  Total average common share and common share equivalents                7,630,255      7,630,255     7,653,068    7,662,815
   F.  Net income                                                           $    62,083    $    62,083    $  380,788   $  380,788
   G.  Preferred dividend requirements                                           58,808         58,808       178,949      178,949
                                                                             ----------     ----------     ---------    ---------
   H.  Earnings applicable to common stock                                        3,275          3,275       201,839      201,839
   I.  Earnings per share - no conversion of preferred stock (H/C)          $      0.00    $      0.00(1) $     0.03   $     0.03(1)
   J.  Earnings per share - assuming conversion of preferred stock (F/E)           0.01(1)        0.01(1)       0.05(1)      0.05(1)

                  (1)  Not material or anti-dilutive.

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